EXHIBIT 10.4


                             CYBEROPTICS CORPORATION
                   INDEPENDENT CONTRACTOR - SERVICES AGREEMENT


         This Independent Contractor - Services Agreement (`Agreement") is made and entered into this 13th day of October 2002 ("Effective Date") by and between CyberOptics Corporation, having a principal place of business at 5900 Golden Hills Drive, Golden Valley, Minnesota 55416 U.S.A. ("CyberOptics") and Steven M. Quist, having a principal place of business at 10565 Estate Drive, Eden Prairie, MN, 55347 U.S.A. ("Contractor").


                                    RECITALS

         WHEREAS, CyberOptics requires services to address particular business needs of CyberOptics; and

         WHEREAS, Contractor has expertise in certain services required by CyberOptics and is willing to provide such services.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises more particularly set forth hereinafter, the above parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         1.1. "Contractor Personnel" shall mean the employees, contractors, agents, representatives and/or other persons utilized by Contractor to provide the Services.

         1.2. "Intellectual Property Rights" shall mean any and all patents, copyrights, trade marks, trade secrets and other intellectual or proprietary rights, and any and all right, title and interest in any of the foregoing.

         1.3. "Inventions" shall mean any and all improvements, inventions, discoveries, designs and/or implementations, whether or not patentable, created, conceived or first reduced to practice in the performance of this Agreement, and including any Intellectual Property Rights therein.

         1.4. "Reimbursable Expenses" shall mean any direct, reasonable, verifiable expenses incurred by Contractor related solely to providing the Services for CyberOptics under this Agreement, and which have been pre-approved in writing by CyberOptics.

         1.5. "Services" shall mean any and all services provided by Contractor and Contractor Personnel to CyberOptics, including, without limitation, any and all materials, documentation, drawings, designs, products, deliverables and/or other items that Contractor provides to CyberOptics as part of such services. The parties will describe the Services in as much detail as is reasonably possible and set forth such in Attachment A to this Agreement ("Statement of Work"); provided, however,


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                  that all Services provided by Contractor and Contractor
                  Personnel for CyberOptics during the term of this Agreement shall be subject to this Agreement, whether or not such Services are included in such description.

         1.6. "Statement of Work" shall mean the description of the Services to be provided by Contractor under this Agreement, including, as applicable, the required or expected duration of the Statement of Work, the compensation to be paid Contractor under a given Statement of Work, name(s) of authorized Contractor Personnel, and any other special terms or conditions related to providing any specific Services, all as set forth in Attachment A which is incorporated herein by reference.

2. AGREEMENT TO PERFORM SERVICES / PERSONNEL & RESOURCES. In consideration of the compensation to be provided Contractor as set forth in the applicable Statement of Work, Contractor agrees to furnish Contractor Personnel to provide the Services required by CyberOptics as specified in the Statement of Work, and to complete such Services in accordance with such Statement of Work. If Contractor is providing Services at CyberOptics facility, then CyberOptics will, in its sole discretion, furnish Contractor Personnel with reasonable and necessary accommodations at such facility to the extent such are required to complete the Services (work space, access to any CyberOptics equipment and/or computers, etc.). Except for the foregoing accommodations provided by CyberOptics, or as otherwise agreed to by CyberOptics in writing, Contractor shall furnish all tools, equipment, vehicles and other necessary resources to provide the Services specified in the Statement of Work.

3. COMPLETION OF SERVICES. Completion of Services within the time specified in the applicable Statement of Work is of the essence. CyberOptics reserves the right to immediately terminate, without incurring any cost or liability whatsoever, all or part of the uncompleted portion(s) of the Statement of Work if Contractor does not, or if in CyberOptics' reasonable judgment Contractor cannot, complete the Services as specified in the Statement of Work. If Contractor fails to meet the Statement of Work completion schedule, CyberOptics shall be entitled to request completion of the Services by the most expeditious means available with expenses related to such means to be borne by Contractor.

4. OTHER CONTRACTORS. CyberOptics retains the right to contract with other companies, contractors, individuals or entities for services, materials or other items similar or identical to the Services provided by Contractor under this Agreement.

5. INDEPENDENT CONTRACTOR / RESPONSIBILITY. Contractor agrees that it is an independent contractor and that it has no right or authority to bind Cyber0ptics in any way. Contractor and Contractor Personnel shall not be considered employees, agents or representatives of CyberOptics for any purpose whatsoever, and Contractor shall have full responsibility and liability, at all times, for any and all actions and consequences of Contractor Personnel. Contractor Personnel shall not be entitled to any benefits from CyberOptics whatsoever, including, without limitation, those benefits that CyberOptics provides its employees. Contractor is responsible for the payment of compensation to the


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         Contractor Personnel and, as applicable, for any withholding of any taxes (including, without limitation, any taxes related to income, social security or otherwise), workers compensation coverage, unemployment and disability benefits, and the like. Should Contractor breach any of the foregoing provisions, Contractor shall indemnify and hold CyberOptics harmless from all costs, expenses, liabilities of any kind arising out of or incidental to such breach (including, without limitation, any reasonable attorneys' fees).

6. INVENTIONS & OWNERSHIP. Contractor and Contractor Personnel shall promptly disclose to CyberOptics any and all Inventions which Contractor or Contractor Personnel, individually or in collaboration with Cyber0ptics or others, may conceive or first actually reduce to practice during the term of this Agreement or after the term of this Agreement, if such Inventions relate to any Services provided during the term of the Agreement. Any and all such Inventions shall be the sole and exclusive property of CyberOptics or its nominee, and shall be considered "work for hire". Contractor hereby acknowledges and agrees that all right, title and interest in and to the Services, including, without limitation, any and all Intellectual Property Rights, shall be in and with CyberOptics. The foregoing shall not apply to any Inventions that satisfy both of the following conditions: (1) that for which no equipment, supplies, facility, assistance, compensation, trade secret information of CyberOptics, or any CyberOptics Confidential Information, was used and/or received by Contractor or Contractor Personnel; and (2) that which was developed entirely on Contractor's own time using only its employees and/or contractors.

7. CONTRACTOR ASSISTANCE WITH RESPECT TO INVENTIONS. At any time, whenever requested to do so by CyberOptics, Contractor and Contractor Personnel shall execute and assign any and all applications, assignments, and other instruments, and provide all other aid and assistance which CyberOptics deems necessary in its opinion, in order to apply for, obtain, perfect and/or assign Intellectual Property Rights in the United States or in foreign countries, which are related to and/or are a result of the Services (including any Inventions arising thereunder). Cyber0ptics shall pay for and/or reimburse Contractor for all reasonable and documented expenses incurred by Contractor in providing such assistance.

8. DOCUMENTATION & OTHER MATERIALS. Upon termination of any given Statement of Work, and upon termination of this Agreement, Contractor shall turn over to CyberOptics all notes, memoranda, drawings, designs, software, parts, components or other documents and items (and all copies thereof) made, compiled or obtained by Contractor and Contractor Personnel comprising or concerning the Services, it being understood that the same and all information contained therein shall be at all times be the sole property of CyberOptics.

9. CONTRACTOR PERSONNEL AGREEMENTS. Contractor shall require all Contractor Personnel to sign a "Contractor Personnel Confidentiality and Invention Assignment Agreement" as set forth in Attachment B, which shall be incorporated herein by reference.

10. AGREEMENT TERM. The term of this Agreement shall be from the Effective Date and continue for a period of one (1) year, unless earlier terminated as provided herein, or otherwise extended by mutual agreement of both parties in writing.


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11.      TERMINATION & CHANGES.

         11.1. Either party may terminate this Agreement for any reason at any time by giving the other party five (5) calendar days prior written notice. Notwithstanding the foregoing, once the Contractor has agreed to provide any Services under a specific Statement of Work, the Contractor shall not be permitted to terminate this Agreement and any such Statement of Work unless: (1) Cyber0ptics approves such termination in writing in its sole discretion; or (2) CyberOptics is in substantial breach of a material term of this Agreement and such breach remains uncured for thirty (30) days following Contractor's written notice thereof to CyberOptics. In the event CyberOptics substantially breaches a material term of this Agreement, and CyberOptics has failed to cure such breach within the aforesaid thirty (30) day written notice period, then Contractor may terminate the Agreement and/or any Statement of Work thereunder immediately upon written notice to Cyber0ptics. Any Agreement termination shall not prejudice any other legal rights or remedies available to either party.

         11.2. Cyber0ptics may, at any time, require modifications be made to the Statement of Work, in whole or part, and Contractor agrees to work with Cyber0ptics in good faith to mutually agree upon such modifications, which shall be set forth in a writing signed by both parties- (e.g., an updated Statement of Work). Further, CyberOptics may, at any time and without incurring any costs or liability, suspend performance of the Services under any given Statement of Work; if any given suspension exceeds sixty (60) days in duration, then Contractor may, upon thirty (30) days written notice to CyberOptics, terminate the affected Statement of Work if CyberOptics has not ended such suspension prior to the end of the aforesaid thirty (30) day period.

12. SURVIVAL. Sections 1, 4 through 9, 12, 14 through 20, 22 and 23 of this Agreement, shall survive termination or expiration of this Agreement for any reason.

13. PRICES, TAXES, & INVOICES. Prices shall be in U.S. dollars (USD). Contractor warrants that the prices and other terms for the Services provided in the applicable Statement of Work are not less favorable than those extended to all of its other customers for the same or like services. All invoices rendered to CyberOptics shall reference this Agreement and clearly illustrate any necessary taxes, freight and/or similar charges. CyberOptics shall make payment of Contractor invoices thirty (30) days after receipt thereof, subject to adjustment for errors and/or other justifiable causes.

14. CYBEROPTICS' PROPERTY. In the event CyberOptics furnishes and/or pays for material, tools, equipment and/or other resources that Contractor and Contractor Personnel use to provide the Services (hereinafter "CyberOptics Property"), title thereto shall be in and remain with CyberOptics, and Contractor shall identify, maintain and preserve such CyberOptics Property and shall dispose of such CyberOptics Property only in accordance with CyberOptics' written instructions, which CyberOptics may give at any time. CyberOptics Property shall be used only in the performance of this Agreement for CyberOptics benefit, or as otherwise instructed by CyberOptics in writing. Contractor


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         shall be responsible for any loss, damage, or destruction to
         CyberOptics Property (normal wear and tear excepted). CyberOptics does not warrant the accuracy or any other aspect of the CyberOptics Property, and such is provided to Contractor and Contractor Personnel "AS IS." Any CyberOptics Property provided to Contractor or Contractor Personnel at CyberOptics facility shall not, unless specifically agreed to by CyberOptics in writing, be removed from such CyberOptics facility.

15. COMPLIANCE WITH LAW. Contractor shall comply with all applicable laws, statutes, rules, regulations, executive orders and ordinances of the U.S. Government, or of any state or local authority, which now or may hereafter govern performance of this Agreement and/or any Services provided hereunder. Without limiting the foregoing, Contractor shall comply with all U.S. laws and regulations governing the import, export or re-export of any materials and/or any technology related thereto. Contractor is an equal opportunity employer, and complies with all applicable provisions of Executive Order 11246.

16. GENERAL INDEMNITY. Contractor agrees to indemnify, defend and hold harmless CyberOptics from and against any and all Actions (as defined in Section 17 above), arising out of or incidental to the injuries or death to any persons, or damage to or destruction of any property, or breach of any Contractor warranty or representation made part of this Agreement, which is caused by or arises from any acts or omissions of Contractor and/or Contractor Personnel. Contractor shall maintain such insurance as will protect the Indemnified Parties and CyberOptics from claims under applicable Worker's Compensation Acts and from any and all other claims for damages, personal injury, or death to any person which may arise under this Agreement. Upon CyberOptics' request, certificates of such insurance shall be filed with CyberOptics and shall be subject to CyberOptics' reasonable approval for adequacy of protection (including, if requested by CyberOptics, listing CyberOptics as an additional insured on such insurance certificates).

17. CONFIDENTIAL INFORMATION. Any information disclosed by CyberOptics to Contractor or Contractor Personnel under this Agreement or any Statement of Work thereunder, or which Contractor and Contractor Personnel become aware of due to being on CyberOptics' premises (including, without limitation, any specifications, drawings, data, research and development efforts, or any information related to any aspect of CyberOptics' business) shall be considered "CyberOptics Confidential Information". Notwithstanding the foregoing, CyberOptics Confidential Information shall not include information that is or becomes publicly known through no wrongful act of Contractor and/or Contractor Personnel. Contractor shall not disclose any CyberOptics Confidential Information to any third parties without CyberOptics' prior written consent, except in the case of Contractor Personnel who:
         (1) are under a written obligation of confidentiality with Contractor which is sufficient to protect CyberOptics Confidential Information as required herein; and (2) have signed a Confidentiality and Invention Assignment Agreement as set forth in Attachment B to this Agreement. CyberOptics shall, at all times, retain all right, title and interest in the CyberOptics Confidential Information and all copies thereof. Contractor and Contractor Personnel shall use CyberOptics Confidential Information only to accomplish their obligations under this Agreement. Contractor agrees to use its best efforts to protect the CyberOptics Confidential Information from any unauthorized use or disclosure. CyberOptics Confidential


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         Information and all copies thereof shall be returned to CyberOptics upon the earlier of CyberOptics' written request or the completion of the Services under the applicable Statement of Work. CyberOptics shall own all Inventions which Contractor, Contractor Personnel or any other party may derive from the CyberOptics Confidential Information, and Contractor agrees to assign, and hereby does assign to CyberOptics any such Inventions, whether or not any such Inventions are reduced to practice. Any information which Contractor discloses to CyberOptics in connection with this Agreement shall not, unless agreed to by CyberOptics in writing, be deemed to be confidential or proprietary information of Contractor and shall be acquired free from any restrictions on CyberOptics as to use or disclosure.

18. GOVERNING LAW & DISPUTES. This Agreement is formed and shall be construed, performed and enforced under the laws of the State of Minnesota, U.S.A., exclusive of its choice of law or conflict of law provisions. CyberOptics and Contractor agree that the proper and sole venue for all actions arising under this Agreement shall be in the applicable courts in the State of Minnesota. The 1980 United Nations Convention on Contracts for the International Sale of Goods (CISG) shall not apply to this Agreement. During the pendency of any dispute arising under this Agreement, Contractor shall proceed diligently with its obligations set forth in this Agreement.

19. DELAY & FORCE MAJEURE. When any actual or potential event delays or threatens delay of completion of any Services, Contractor shall immediately provide CyberOptics with written notice thereof, including all relevant information with respect thereto. Any delay or failure by Contractor to perform its obligations to this Agreement shall be excused if and to the extent that such is caused by an event or occurrence beyond Contractor's reasonable control, including fires, floods, windstorms, explosions, riots, wars, and natural disasters; provided, however, that the Contractor's inability to obtain and provide Contractor Personnel or supplies / materials required or contemplated for providing any given Services shall not be deemed to constitute an event or occurrence beyond Contractor's reasonable control.

20. DISCLAIMER & LIMITATION OF LIABILITY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY HAS MADE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, CONCERNING THE AMOUNT OF SERVICES, COMPENSATION A1ND/OR OTHER BENEFITS THAT CYBEROPTICS WILL PROVIDE TO CONTRACTOR. IN NO EVENT, REGARDLESS OF THE FORM OF THE CAUSE OF ACTION, WILL CYBEROPTICS LIABILITY TO CONTRACTOR AND CONTRACTOR PERSONNEL UNDER THIS AGREEMENT EXCEED THE COMPENSATION PAID TO CONTRACTOR UNDER THE APPLICABLE STATEMENT(S) OF WORK UNDER WHICH THE CAUSE(S) OF ACTION ARISE.

21. GENERAL PROVISIONS. (a) In the event that any of the provisions of this Agreement are in conflict with any rule of law or statutory provision or otherwise unenforceable, such provisions shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement and all other enforceable provisions of this Agreement shall continue in full force.
         (b) No rights


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         or obligations other than those expressly recited herein are to be granted or implied from this Agreement; in particular, no license is hereby granted or implied, either directly or indirectly, under any patent, copyright, trademark, trade secret or other intellectual property right now held by, or which may be obtained by, or which is or may be licensable by CyberOptics. (c) The failure of CyberOptics to insist, in any one or more instances, upon the performance of any of the terms and conditions of this Agreement, or to excuse any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term or condition or the future exercise of such right, but the obligation of Contractor with respect to such future performance shall continue in full force and effect. (d) Contractor shall not, without first obtaining the written consent of Cyber0ptics, in any manner advertise or publish the fact that Contractor has contracted with Cyber0ptics to perform the services described herein. (e) There are no understandings, agreements or representations, express or implied, written or oral, not specified in the Agreement. Any terms or conditions stated by the Contractor in any prior, concurrent or subsequent proposal, offer, quotation, acknowledgement and/or other document(s) are deemed by CyberOptics to be a material alteration of this Agreement and are hereby rejected and inapplicable unless specifically agreed to in writing by CyberOptics.
         (f) Any modification of this Agreement or any part thereof must be approved in writing by a duly authorized representative of both parties. (g) Any notices to be provided under this Agreement shall be in writing and shall be sent by certified mail (return receipt requested), overnight courier with delivery verification, or by verifiable electronic communications (e.g., facsimile or e-mail), to the respective personnel signing this Agreement below, at the addresses set forth at the top of this Agreement, or as the same may be changed from time to time by notice similarly given. If notice is sent by certified mail or by overnight courier, it shall be effective when received; if sent by verifiable electronic communications, it shall be effective when a transmittal can be verified as completed.








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         IN WITNESS WHEREOF, the parties hereto have executed and agreed to this
Agreement and made it effective as of the Effective Date.

CYBEROPTICS CORPORATION                           CONTRACTOR

/s/ Kathleen P. Iverson                           /s/ Steven M. Quist
------------------------------                    ------------------------------
(SIGNATURE)                                       (SIGNATURE)

Kathleen P. Iverson                               Steven M. Quist
------------------------------                    ------------------------------
(PRINT/TYPE NAME)                                 (PRINT/TYPE NAME)

President and COO                                 Consultant
------------------------------                    ------------------------------
(TITLE)                                           (TITLE)

Sept. 13, 2002                                    13 Sept. 02
------------------------------                    ------------------------------
(DATE)                                            (DATE)








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